                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS,  that the undersigned hereby authorizes Andrew
Ashe, of Applied Genetic Technologies  Corporation  (the "Company"), and Hemmie
Chang and Stacie Aarestad, each of Foley Hoag LLP, each acting singly, to execute for and on behalf of the undersigned,  in the undersigned's capacity as an officer of the Company,  a Form ID, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities  Act of
1934, relating to the undersigned's beneficial ownership of securities  in the
Company.  The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned  might or could do personally present, with full power of substitution,  resubstitution or revocation,  hereby ratifying and confirming all that such attorney-in-fact, or such attorney's-in-fact substitute or substitutes,  shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned  acknowledges that the foregoing attorney-in-
fact, in serving in such capacity at the request of the undersigned,  is not assuming,  nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities  Exchange Act of
1934.

     This Power of Attorney shall remain in full force and effect until the undersigned  is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions  in, securities issued by the
Company,  unless earlier revoked by the undersigned  in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of. Attorney to be executed as of this 13th day of SEPT, 2017.

                                            /s/ Matthew Feinsod
                                            -------------------------
                                            Matthew Feinsod